UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: December 23, 2004

SHALLBETTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-31297	41-1961936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1090 West Georgia Street, #1305 Vancouver, British Columbia, Canada	V6E 3V7
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (604) 685-9316

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On or about December 23, 2004, the Company advised the firm of Moore Stephens Ellis Foster Ltd., 1650 West 1st Avenue, Vancouver, British Columbia V6J 1G1 (“Ellis Foster”), that it would not be appointed as the Company’s auditors for the fiscal year ending September 30, 2004.

The reports of Ellis Foster for the past fiscal year did not contain any adverse opinion or disclaimer of opinion and, except for a “going concern” qualification, were not qualified or modified as to any uncertainty, audit scope or accounting principle.  In connection with its audit of the Company’s financial statements for the fiscal year ended September 30, 2003, and its review of the Company’s financial statements for the periods ended December 31, 2003, March 31, 2004 and June 30, 2004, there have been no disagreements with Ellis Foster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ellis Foster, would have caused them to make reference thereto in their report on the financial statements for such periods.

 On December 23, 2004, the Board of Directors appointed the firm of Clancy and Co., PLLC, Certified Public Accountants, 2935 E. Clarendon Avenue, Phoenix, Arizona 85016, (“Clancy and Co.”)  independent auditors of the Company for the fiscal year ending September 30, 2004.

Prior to the engagement of Clancy and Co., neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Company’s financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.  The decision to change accountants was recommended and approved by the Company’s Board of Directors.

On December 23, 2004, the Company provided a draft copy of this report on Form 8K to Ellis Foster, requesting their comments on the information contained therein.   The responsive letter from Ellis Foster will be filed as an exhibit to an amended report on Form 8K as soon as it is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHALLBETTER INDUSTRIES, INC.

By: /s/

Terry W. Wong, President

Date: December 28, 2004

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